FACE OF FIXED RATE GLOBAL MEDIUM-TERM NOTE

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                           FINOVA CAPITAL CORPORATION
                      FIXED RATE MEDIUM-TERM NOTE, SERIES D


REGISTERED                CUSIP No. ________            REGISTERED
No. FXR -                                               PRINCIPAL AMOUNT
                                                        $_______________


ORIGINAL ISSUE DATE:      INTEREST RATE:                MATURITY DATE:





INTEREST PAYMENT DATES:   INITIAL REDEMPTION            OPTIONAL REPAYMENT
                          DATE:                         DATE(S):




DAY COUNT CONVENTION:                           ORIGINAL ISSUE DISCOUNT:
[ ] 30/360 for the period                       [ ] Yes
    from     to                                 [ ] No
[ ] Actual/360 for the period                   Total Amount of OID:
    from     to                                 Yield to Maturity:
[ ] Actual Actual for the period                Initial Accrual Period:
    from     to


ADDENDUM ATTACHED:
[ ] Yes
[ ] No

OTHER PROVISIONS:

         FINOVA CAPITAL CORPORATION, a corporation duly organized and existing under the laws of Delaware (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of

                                                                         DOLLARS
on the Maturity Date shown above (the "Maturity Date"), except to the extent redeemed or repaid prior to the Maturity Date, and to pay interest thereon at the rate per annum shown above until the principal hereof is paid or duly made available for payment. The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date or any Redemption Date or Optional Repayment Date (as defined below) (the date of each such Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a "Maturity" with respect to principal payable on such date); provided, however, that if the Original Issue Date is between a Record Date (as defined below) and the an Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date. Except as provided above, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the Record Date shall be the date 15 calendar days (whether or not a Business day) prior to the applicable Interest Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such Interest Payment Date; provided, however, that, if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, the defaulted interest shall be paid to the person in whose name this Note is registered on a subsequent record date, such record date to be not less than 5 days prior to the date of payment of such defaulted interest, established by notice given by mail by or on behalf of the Company to the holder of this Note not less than 15 days preceding such subsequent record date. Interest payable at Maturity will be payable to the person to whom the principal is payable. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, to, but excluding such Interest Payment Date. If the Maturity or an Interest Payment Date falls on a day which is not a Business day as defined below, the payment due on such Maturity or Interest Payment Date will be paid on the next succeeding Business day with the same force and effect as if made on such Maturity or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity or Interest Payment Date.

         Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for such purpose in the City of New York and in such other place or places as the Company may from time to time designate by written notice to the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided the payment of interest on any Interest Payment Date may be made by check mailed first-class to the address of the Person entitled thereto as such address shall appear in the Security Register.

         This Note is one of a separate series of Securities designated under the Indenture as "Medium-Term Notes, Series D", unlimited in aggregate principal amount (the "Notes").

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

         Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed, manually or by facsimile.

Dated:
                                       FINOVA CAPITAL CORPORATION



                                       By:
                                          --------------------------------------
                                                    Samuel L. Eichenfield
                                             Chairman of the Board of Directors,
                                                     President and Chief
                                                      Executive Officer



                                       By:
                                          --------------------------------------
                                                     William J. Hallinan
                                                          Secretary

CERTIFICATE OF  AUTHENTICATION
This is one of the Securities
issued under the Indenture described herein.



THE FIRST NATIONAL BANK OF CHICAGO,
as Trustee




By:
   ------------------------------------
       Name:
       Title:

                                     Reverse

                           FINOVA CAPITAL CORPORATION
                      FIXED RATE MEDIUM-TERM NOTE, SERIES D

         This Note is one of a duly authorized series of Securities of the Company (hereinafter called the "Securities"), unlimited as to aggregate principal amount, issued and to be issued under an Indenture dated as of March 20, 1998 (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for the statement of a respective rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and the Securities and the terms upon which the Notes and the Securities are to be authenticated and delivered.

         Except as otherwise provided in the Indenture, the Notes will be issued in global form only registered in the name of The Depository Trust Company (the "Depositary") or its nominee. The Notes will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

         This Note will not have a sinking fund and, unless otherwise provided above in accordance with the provisions of the following paragraphs, is not redeemable or repayable prior to the Maturity Date stated above. The Indenture provides for the defeasance of the Notes in certain circumstances.

         If so provided above, this Note may be redeemed by the Company on any date on and after the Initial Redemption Date, if any, set forth above. If no Initial Redemption Date is set forth above, this Note may not be redeemed prior to the Maturity Date stated above. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least equal to $1,000) at the option of the Company at 100% of the principal amount to be redeemed, together with accrued interest thereon at the applicable rate payable to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof.

         This Note may be subject to repayment at the option of the holder on any Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Date(s) are set forth above, this Note may not be so repaid at the option of the holder hereof prior to the Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least equal to $1,000) at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at its Principal Office, or such address which the Company shall from time to time notify the holders of the Notes, not more than 60 nor less than 30 days prior to the related Optional Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

         Interest payments on this Note shall include interest accrued from, and including, the Original Issue Date indicated above, or the most recent date to which interest has been paid or duly provided for, to, but excluding, the related Interest Payment Date or Maturity, as the case may be. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified above is "30/360" for the period specified thereunder, on the basis of the actual number of days in the related month and a 360-day year if the Day Count Convention specified above is "Actual/360" for the period specified thereunder or on the basis of the actual number of days in the related year and month if the Day Count Convention specified above is "Actual/Actual" for the period specified thereunder.

         As used herein, "Business day" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are generally authorized or obligated by law or executive order to close.

         Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

         If an event of default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66K% in aggregate principal amount of the Securities at the time outstanding which are affected thereby. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As set forth in, and subject to, the provisions of the Indenture, no holder of any Note will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder unless: such holder shall have previously given to the Trustee written notice of a continuing event of default with respect to the Notes; the holders of 25% or more in principal amount of outstanding Notes shall have made written request and offered reasonable indemnity and security satisfactory to the Trustee to institute such proceeding; and the Trustee shall have failed to institute such proceeding within 60 days of receiving such notice, request and offer; provided that such limitations do not apply to a suit instituted by the holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency herein or in the Indenture prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or such other place or places as the Company may designate by written notice to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Security Registrar nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------


--------------------------------------------------------------------------------
     PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE


--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________________ attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated:
      --------------                              ------------------------------
                                                   NOTICE: The signature to this
                                                   assignment   must  correspond
                                                   with the name as written upon
                                                   the face of the  within  Note
                                                   in every particular,  without
                                                   the alteration or enlargement
                                                   or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

       The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF THE UNDERSIGNED)

         For this Note to be repaid, the Trustee must receive at its Principal Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be $100,000 or an integral multiple of $1,000 in excess thereof) which the holder elects to have repaid and specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess thereof) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
 -------------------
Dated:
      --------------                              ------------------------------
                                                   NOTICE: The signature on this
                                                   Option  to  Elect   Repayment
                                                   must correspond with the name
                                                   as  written  upon the face of
                                                   the  within   Note  in  every
                                                   particular,           without
                                                   alteration or  enlargement or
                                                   any change whatsoever.
                              --------------------

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT - .......Custodian.......
TEN ENT - as tenants by the                               (Cust)         (Minor)
          entireties                                      Under Uniform Gifts
JT TEN - as joint tenants with                            to Minors Act
         right of survivorship
         and not as tenants in                           ......................
         common                                                  (State)

                      Additional abbreviations may also be used though not in the above list.

                              --------------------